UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 28, 2013, EnerSys issued an earnings press release discussing its financial results for the fourth quarter and full year of fiscal 2013. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 8.01.	Other Events

On May 28, 2013, EnerSys issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.125 per share, payable on June 28, 2013 to stockholders of record as of June 14, 2013. In addition, EnerSys announced a new $65 million stock repurchase authorization that expires on March 31, 2014. The press release, attached hereto as Exhibit 99.2, is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

        99.1 Press Release, dated May 28, 2013, of EnerSys regarding the financial results for the fourth quarter and full year of fiscal 2013.

        99.2 Press Release, dated May 28, 2013, of EnerSys regarding a quarterly cash dividend and stock repurchase program.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 28, 2013	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated May 28, 2013, of EnerSys regarding the financial results for the fourth quarter and full year of fiscal 2013.

EX-99.2	Press Release, dated May 28, 2013, of EnerSys regarding a quarterly cash dividend and stock repurchase program.